UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2013

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive
Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2013 Equity Incentive Plan

General. On April 24, 2013, the shareholders of Electro-Sensors, Inc. (the “Company”) approved the adoption of the Company’s 2013 Equity Incentive Plan (the “2013 Plan”). The Company’s Board of Directors (the “Board”) had previously approved and adopted the 2013 Plan on March 18, 2013, subject to shareholder approval.

Purpose and Eligible Participants. The purpose of the 2013 Plan is to secure and retain competent personnel by furnishing equity incentives to those employees (including officers), directors, and consultants upon whose efforts the success of the Company depends. As of the date of this report, approximately 29 employees (including officers), 4 directors, and no consultants are eligible to participate in the 2013 Plan.

Types of Awards. The 2013 Plan permits the grant of the following types of awards, in the amounts and upon the terms determined by the Administrator:

Options. Options may either be incentive stock options (“ISOs”) which are specifically designated as such for purposes of compliance with Section 422 of the Internal Revenue Code or nonqualified stock options (“NSOs”). Options shall vest as determined by the Administrator, subject to certain statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that may vest in one year. The exercise price of each share subject to an ISO will be equal to or greater than the fair market value of a share on the date of the grant of the ISO, except in the case of an ISO grant to a shareholder who owns more than 10% of the Company’s outstanding shares, in which case the exercise price will be equal to or greater than 110% of the fair market value of a share on the grant date. The exercise price of each share subject to an NSO shall be determined by the Board at the time of grant but will not be less than the fair market value. Recipients of options have no rights as a shareholder with respect to any shares covered by the award until the award is exercised and a stock certificate or book entry evidencing such shares is issued or made, respectively.

On March 18, 2013, in connection with its approval and adoption of the 2013 Plan, the Board also approved and adopted a form of Incentive Stock Option Agreement and a form of Nonqualified Stock Option Agreement for use with future grants of options under the 2013 Plan, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Restricted Stock Awards. Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock awards are entitled to vote and receive dividends attributable to the shares underlying the award beginning on the grant date.

Restricted Stock Units. Restricted stock units consist of a right to receive shares (or cash, in the Administrator’s discretion) on one or more vesting dates in the future. The vesting dates may be based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock units have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Performance Awards. Performance awards, which may be denominated in cash or shares, are earned upon achievement of performance objectives during a performance period established by the Administrator. Recipients of performance awards have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Stock Appreciation Rights. A stock appreciation right may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator. Generally, upon exercise of a stock appreciation right, the recipient will receive cash, shares of Company stock, or a combination of cash and stock, with a value equal to the excess of: (i) the fair market value of a specified number of shares of Company stock on the date of the exercise, over (ii) a specified exercise price. If a stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right.

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Number of Shares. The stock to be awarded or optioned under the 2013 Plan shall consist of authorized but unissued or reacquired shares of Common Stock. The maximum aggregate number of shares of Common Stock reserved and available for awards under the 2013 Plan is 300,000. Shares subject to awards granted under the 2013 Plan that expire or are terminated or forfeited for any reason, or which are used to pay the exercise price or satisfy the tax withholding obligation applicable to an award, or which represent an award to the extent it is settled in cash, will remain in the pool of shares available for issuance under the 2013 Plan. As of the date of this report, no awards have been granted under the 2013 Plan.

Administration. Subject to the terms of the 2013 Plan, the Administrator will have the discretion to (i) make awards; (ii) determine the terms and conditions of awards, including the number of shares subject to an award, vesting criteria, performance conditions and the manner of exercise; (iii) prescribe the form of agreements to evidence awards; (iv) interpret the 2013 Plan; and (v) make all other determinations necessary or advisable for the administration of the 2013 Plan or any agreement issued thereunder, to the extent permitted by law and the 2013 Plan. The 2013 Plan will initially be administered by the Board; provided, however, that the Board may delegate some or all of the administration of the 2013 Plan to a Committee or Committees of non-employee directors.

Amendments. The Administrator may from time to time, insofar as permitted by law, suspend or discontinue the 2013 Plan or revise or amend it in any respect. However, to the extent required by applicable law or regulation, the Administrator may not, without shareholder approval, revise or amend the 2013 Plan to (i) materially increase the number of shares subject to the 2013 Plan, (ii) change the designation of participants, including the class of employees, eligible to receive awards, (iii) decrease the price at which options or stock appreciation rights may be granted, (iv) cancel, re-grant, repurchase for cash, or replace options or stock appreciation rights that have an exercise price in excess of the fair market value of the Common Stock, or amend the terms of outstanding options or stock appreciation rights to reduce their exercise price, (v) materially increase the benefits accruing to participants under the 2013 Plan, or (vi) make any modification that will cause incentive stock options to fail to meet the requirements of Internal Revenue Code Section 422.

Term. The Administrator may grant awards pursuant to the 2013 Plan until it is discontinued or terminated; provided, however, that ISOs may not be granted after March 18, 2023.

Change of Control. Unless otherwise provided in the terms of an award, upon a change of control of the Company, as defined in the 2013 Plan, the Board shall have the option to provide for any of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof); (ii) the complete termination of the 2013 Plan and the cancellation of any or all awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case as of the effective date of the Change of Control; (iii) that the entity succeeding the Company by reason of such change of control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the change of control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations; (iv) that holders of outstanding awards shall become entitled to receive, with respect to each share of Common Stock subject to such award (whether vested or unvested), as of the effective date of any such change of control, cash in an amount equal to (a) the holder’s options or stock appreciation rights, the excess of the fair market value of such Common Stock on the date immediately preceding the effective date of such change of control over the exercise price per share of options or stock appreciation rights; or (b) for Participants holding awards other than options or stock appreciation rights, the fair market value of such Common Stock on the date immediately preceding the effective date of such change of control.

Payment. Upon exercise of an option granted under the 2013 Plan, and as permitted in the Administrator’s discretion, the option holder may pay the exercise price in cash (or cash equivalent), by surrendering previously-acquired unencumbered shares of Common Stock, by withholding shares of Common Stock from the number of shares that would otherwise be issuable upon exercise of the option (e.g., a net share settlement), through broker-assisted cashless exercise (if compliant with applicable securities laws and any insider trading policies of the Company), another form of payment authorized by the Administrator, or a combination of any of the foregoing. If the exercise price is paid, in whole or in part, with Common Stock, the then-current fair market value of the stock delivered or withheld will be used to calculate the number of shares required to be delivered or withheld.

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Transfer Restrictions. Unless permitted by law and expressly permitted by the Administrator, no award made under the 2013 Plan will be transferable, other than by will or by the laws of descent and distribution. The Administrator may permit a recipient of a NSO to transfer the award by gift to his or her “immediate family” or to certain trusts or partnerships (as defined and permitted by applicable federal securities law).

New Plan Benefits. The amount of future awards will be determined by the Administrator. The 2013 Plan does not require awards in specific amounts or to specific recipients or provide formulae to determine the amount or recipient of awards. As a result, the Company cannot determine the awards that will be made under the 2013 Plan or that would have been made in the past if the 2013 Plan had been in place.

The foregoing summary of the 2013 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2013 Plan, a copy of which was attached as Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2013, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 24, 2013 (the “2013 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1. A proposal to set the number of directors at five.

For	Against	Abstentions	Broker Non-Votes
3,228,019	10,543	900	6,701

2. A proposal to elect five directors to serve until the next annual meeting of shareholders:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bradley D. Slye	2,679,883	17,944	548,336
Jeffrey D. Peterson	2,683,383	14,444	548,336
Geoffrey W. Miller	1,888,703	809,124	548,336
Joseph A. Marino	1,892,703	805,124	548,336
Michael C. Zipoy	2,681,183	16,644	548,336

3.	A proposal to ratify the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P as independent auditors for the fiscal year ending December 31, 2013

For	Against	Abstentions	Broker Non-Votes
3,240,436	866	4,860	0

4. An advisory vote on executive compensation (a “Say-on-Pay” vote).

For	Against	Abstentions	Broker Non-Votes
2,633,984	20,191	43,652	548,336

5. An advisory vote on the frequency of future Say-on-Pay votes (a “Frequency Vote”).

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
982,823	10,101	1,690,062	14,481	548,336

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6. A proposal to approve the Company’s 2013 Equity Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
2,628,672	27,215	41,940	548,336

Pursuant to the foregoing votes, the number of directors was set at five; Messrs. Slye, Peterson, Miller, Marino and Zipoy were elected to serve as directors until the next annual meeting of shareholders; the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P as independent auditors for the fiscal year ending December 31, 2013 was ratified; the Company’s shareholders adopted a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the 2013 Annual Meeting; the Company’s shareholders cast a non-binding, advisory vote in favor of conducting future Say-on-Pay votes on a triennial basis; and the Company’s 2013 Equity Incentive Plan was approved.

In light of the results of the Frequency Vote, the Company has determined to conduct Say-on-Pay votes on a triennial basis until the next Frequency Vote, which is required to be conducted on or before April 24, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement for use under the Electro-Sensors, Inc. 2013 Equity Incentive Plan.

10.2	Form of Nonqualified Stock Option Agreement for use under the Electro-Sensors, Inc. 2013 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC.

Date: April 29, 2013	By:	/s/ Bradley D. Slye
Bradley D. Slye Chief Executive Officer and Chief Financial Officer

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INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement for use under the Electro-Sensors, Inc. 2013 Equity Incentive Plan.

10.2	Form of Nonqualified Stock Option Agreement for use under the Electro-Sensors, Inc. 2013 Equity Incentive Plan.